SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 18, 2014

PACIFIC ETHANOL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2014 Annual Meeting of Stockholders (“Annual Meeting”) of Pacific Ethanol, Inc. (the “Company”) was held on June 18, 2014. The following nominees were elected by the votes indicated to serve as directors for a one year term, or until their successors are elected and qualified:

Name	Total Votes for Director	Total Votes Withheld from Director	Total Broker Non-Votes
William L. Jones	7,226,385	333,021	6,496,047
Neil M. Koehler	7,173,956	385,450	6,496,047
Terry L. Stone	7,238,550	320,856	6,496,047
John L. Prince	7,238,704	320,702	6,496,047
Douglas L. Kieta	7,239,097	320,309	6,496,047
Larry D. Layne	7,196,433	362,973	6,496,047
Michael D. Kandris	7,252,194	307,212	6,496,047

The following proposals were also approved at the Annual Meeting by the votes indicated:

Proposal Two: To approve the 2013 compensation of the Company’s named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“say-on-pay”).

Total Votes
For	6,274,514
Against	1,201,924
Abstain	82,968
Broker Non-Votes	6,496,047

Proposal Three: To approve an amendment to the Company’s 2006 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan from 914,286 shares to 1,715,000 shares.

Total Votes
For	6,096,019
Against	1,393,048
Abstain	70,339
Broker Non-Votes	6,496,047

Proposal Four: To ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

Total Votes
For	13,634,081
Against	384,835
Abstain	36,537
Broker Non-Votes	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2014	PACIFIC ETHANOL, INC.

	By:	/S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright, Vice President, General Counsel & Secretary